UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway
Toledo, Ohio	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On March 1, 2024 (the “Effective Date”), Owens Corning (the “Company”), as borrower, entered into that certain Second Amended and Restated Credit Agreement (the “Credit Agreement”) with various financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent. The Credit Agreement amends and restates the Company’s existing Amended and Restated Credit Agreement, dated as of July 23, 2021, as amended, among the Company, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, to, among other things, increase the revolving commitments under the Senior Revolving Credit Facility (as defined below) by $200.0 million.

The Credit Agreement provides for a senior revolving credit facility (the “Senior Revolving Credit Facility”) in an aggregate principal amount of $1.0 billion, including borrowings and letters of credit available in U.S. dollars, Euro, Sterling, Swiss Francs and Canadian dollars.

Interest on outstanding loans under the Senior Revolving Credit Facility accrues at a per annum rate equal to (i) an applicable margin plus (ii) (a) with respect to U.S. dollar denominated loans, at the Company’s option, either Adjusted Term SOFR (as defined in the Credit Agreement) or Base Rate (as defined in the Credit Agreement), (b) with respect to Euro denominated loans, the Eurocurrency Rate (as defined in the Credit Agreement), (c) with respect to Sterling denominated loans, SONIA (as defined in the Credit Agreement), (d) with respect to Swiss Franc denominated loans, SARON (as defined in the Credit Agreement), and (e) with respect to Canadian dollar denominated loans, Adjusted Term CORRA (as defined in the Credit Agreement). The applicable margin is based on the then-applicable debt ratings of the Company and ranges between 0.805% to 1.225% (or, in the case of Base Rate Loans (as defined in the Credit Agreement), 0.00% to 0.225%). The Credit Agreement includes provisions to address the unavailability of any interest rate benchmark.

The Credit Agreement contains customary representations and warranties, events of default and covenants, including, among other things, covenants applicable to the Company and its subsidiaries limiting priority indebtedness, liens and substantial asset sales and mergers, and a leverage ratio financial covenant. The Company’s subsidiaries are not required to guarantee the Company’s obligations under the Credit Agreement unless certain conditions precedent are met that do not exist at this time.

The Senior Revolving Credit Facility matures on the earlier of March 1, 2029, the date of acceleration pursuant to its terms, or the date the commitments thereunder are terminated pursuant to the terms thereof.

The lenders under the Credit Agreement and their affiliates have provided investment banking, financial advisory and other services to the Company for customary fees and reimbursement of expenses, and those lenders may, from time to time, continue to do so. The representations, warranties and covenants contained in the Credit Agreement are made solely for purposes of the Credit Agreement and are solely for the benefit of the parties thereto.

A/R Facility

On the Effective Date, the Company amended and restated its trade receivables securitization program (the “A/R Facility”) to, among other things, increase the A/R Facility limit from $280.0 million to $300.0 million, extend the scheduled maturity date from April 26, 2024 to February 28, 2025 and add certain subsidiaries of the Company as Originators (as defined below).

In connection with the A/R Facility, certain subsidiaries of the Company (the “Originators”) will, pursuant to an Amended and Restated Purchase and Sale Agreement, dated as of March 1, 2024 (the “Purchase and Sale Agreement”), among the Originators and Owens Corning Receivables LLC, a special purpose vehicle and wholly-owned subsidiary of the Company (the “SPV”), sell and/or contribute their existing and future accounts receivable and certain related assets to the SPV. The SPV may, from time to time, pursuant to a Third Amended and Restated Receivables Purchase Agreement, dated as of March 1, 2024 (the “Receivables Purchase Agreement”), by and among the SPV, Owens Corning Sales, LLC (the “Servicer”), certain purchasers from time to time party thereto (the “Purchasers”), certain purchaser agents from time to time party thereto, certain LC Banks (as defined in the

Receivables Purchase Agreement) from time to time party thereto, PNC Bank, National Association, as administrator (in such capacity, the “Administrator”) and PNC Capital Markets LLC, as Structuring Agent, finance its acquisition of the receivables by requesting purchases of and reinvestments in, undivided percentage ownership interests in the receivables from the Purchasers. The Servicer will service the accounts receivables on behalf of the SPV for a fee. In addition, pursuant to a Second Amended and Restated Performance Guaranty, dated as of March 1, 2024 (the “Performance Guaranty”), between the Company and the Administrator, the Company has agreed to guaranty the performance by the Originators and Servicer of their obligations under the Receivables Purchase Agreement and the Purchase and Sale Agreement. Neither the Originators nor the SPV guarantees the collectability of the receivables under the A/R Facility.

The SPV’s sole business consists of the purchase or acceptance through capital contributions of the receivables and related rights from the Originators and the subsequent retransfer of or granting of a security interest in such receivables and related rights to the Purchasers. The SPV is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the SPV’s assets prior to any assets or value in the SPV becoming available to the SPV’s equity holders. The assets of the SPV are not available to pay creditors of the Company or any other affiliates of the Company or the Originators.

The SPV pays a Discount (as defined in the Receivables Purchase Agreement) with respect to amounts advanced under the A/R Facility. The SPV is also required to pay a closing fee, an upfront fee and a drawn fee in connection with the A/R Facility. The SPV has granted the Administrator a security interest in all of its assets to secure its obligations under the Receivables Purchase Agreement.

The Purchase and Sale Agreement, the Receivables Purchase Agreement and the Performance Guaranty contain customary representations and warranties, affirmative and negative covenants, and termination events, including but not limited to those providing for the acceleration of amounts owed under the A/R Facility if, among other things, the SPV fails to pay the Discount or other amounts due, the SPV becomes insolvent or subject to bankruptcy proceedings or certain judicial judgments or breaches of certain representations and warranties and covenants.

Term Loan Agreement

On the Effective Date, in connection with its planned acquisition (the “Acquisition”) of all of the issued and outstanding common shares of Masonite International Corporation (“Masonite”), the Company entered into a 364-Day Term Loan Agreement among the Company, as borrower, the lenders signatory thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Term Loan Agreement”).

The Term Loan Agreement provides for a 364-day term loan facility in an aggregate principal amount of $3.0 billion (the “364-Day Credit Facility”). Borrowings under the 364-Day Credit Facility will be used to finance a portion of (i) the payments to be made in connection with the Acquisition, (ii) the refinancing of certain outstanding indebtedness of Masonite and (iii) the fees and expenses in connection with the foregoing.

Interest on outstanding indebtedness under the 364-Day Credit Facility accrues at a rate equal to, at the Company’s option, (i) the highest of (a) the prime rate as quoted by The Wall Street Journal as the “prime rate” in the United States, (b) the federal funds rate plus 0.50%, and (c) Term SOFR (as defined in the Term Loan Agreement) (plus a credit spread adjustment of 0.10%) for a one-month tenor in effect on such day, plus 1.00%; plus an applicable margin based upon the then applicable debt ratings of the Company; or (ii) Term SOFR (plus a credit spread adjustment of 0.10%), plus an applicable margin based upon the then applicable debt ratings of the Company.

The 364-Day Credit Facility contains customary representations and warranties and covenants, including covenants applicable to the Company and its subsidiaries limiting indebtedness, liens, substantial asset sales and mergers, and other provisions. The Company’s subsidiaries are not required to guarantee the Company’s obligations under the 364-Day Credit Facility unless certain conditions precedent are met that do not exist at this time. The 364-Day Credit Facility contains customary events of default.

The 364-Day Credit Facility matures on the earlier of the date that is 364 days after the funding of the 364-Day Credit Facility (if funded), the date of acceleration pursuant to its terms, or the date the commitments thereunder are terminated pursuant to the terms thereof.

The lenders under the Term Loan Agreement and their affiliates have provided investment banking, financial advisory and other services to the Company for customary fees and reimbursement of expenses, and those lenders may, from time to time, continue to do so.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: March 6, 2024	By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and Chief Financial Officer